UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) August 14, 2006
COLLEGIATE PACIFIC INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-17293 (Commission File Number)	22-2795073 (I.R.S. Employer Identification No.)

13950 Senlac Drive, Suite 100, Dallas, Texas (Address of Principal Executive Offices)		75234 (Zip Code)
(972) 243-8100
(Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)
          Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On August 14, 2006, Collegiate Pacific Inc. (the “Company”) entered into a Services Agreement with its 73% majority owned subsidiary, Sport Supply Group, Inc. (“SSG”). Under the terms of the Services Agreement, SSG will provide the Company with additional warehouse storage and office space at SSG’s Dallas, Texas facilities, as well as will provide the Company and its wholly-owned subsidiaries with various payroll processing, human resource and risk management services. In addition, SSG will make a member of its financial management team available to assist the Company on various financial management projects on a limited, as-needed basis. The schedules to the Services Agreement contain a more detailed description of the services and the fees to be paid to SSG by the Company for those services. The Company and SSG engaged in arms-length negotiations of the fees and believe in each instance that the fees to be charged for the various services are consistent with comparable market rates. The foregoing description of the Services Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Services Agreement, a copy of which is attached as Exhibit 10.1 and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.
10.1	Services Agreement, dated August 14, 2006, by and between Collegiate Pacific Inc. and Sport Supply Group, Inc.*

*	Filed herewith.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, Collegiate Pacific Inc. has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 16, 2006	COLLEGIATE PACIFIC INC.
	By:	/s/ William R. Estill
William R. Estill, Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Exhibit

10.1	Services Agreement, dated August 14, 2006, by and between Collegiate Pacific Inc. and Sport Supply Group, Inc.*

*	Filed herewith.